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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                    Current Report Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                          Date of Report:  September 8, 1997




                         4FRONT SOFTWARE INTERNATIONAL, INC.
                         -----------------------------------
                (Exact name of Registrant as specified in its charter)




         DELAWARE                   0-8345                  84-0675510
 ------------------------     ---------------------      -------------------
 (State of Incorporation)     (Commission File No.)      (I.R.S. Employer
                                                          Identification No.)


    5650 GREENWOOD PLAZA BOULEVARD, SUITE 107, ENGLEWOOD, COLORADO  80111
  --------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code:  303-721-7341
                                                           -------------



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 8, 1997, 4Front Software International, Inc. (the "Company") purchased all of the outstanding shares of Firstpoint Limited ("Firstpoint") from Stratagem Group PLC ("Stratagem") for total consideration of approximately $4.7 million (the "Cash Price") and the assumption of $1.4 million of debt. $2.5 million of the Cash Price was paid to Stratagem on September 8, 1997, and the remainder will be paid in equal quarterly installments over the next 18 months. The Company financed the acquisition with its cash reserves. The pro forma impact of the acquisition will be set forth in an amended record to this Report which will be filed by November 20, 1997.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


    (a), (b) It is impracticable to provide the financial statements and pro forma financial information required by Items 7(a) and 7(b) of Form 8-K for Firstpoint Limited at this time.

              Accordingly, no such financial statements are being filed with this Report on Form 8-K. Rather, such financial statements and information will be filed by amendment hereto as soon as practicable, but not later than November 20, 1997.

    (c)       2.1  Share Purchase Agreement



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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                             4FRONT SOFTWARE INTERNATIONAL, INC.




Dated: September  , 1997       By:   /S/Stephen McDonnell
                                 ---------------------------------
                                  Stephen McDonnell
                                  Chief Financial Officer